SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: August 18, 2003

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of corporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California	90245-5012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 252-2000

N/A

(Former name or former address, if changed since last report)

Item 7.    Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired: None

(b)  Pro forma financial information: None

(c)  Exhibits:

This exhibit is furnished pursuant to Items 9 and 12 hereof and should not be deemed to be “filed” under the Securities Exchange Act of 1934.

99.0	Reconciliation of GAAP to Pro Forma Segment Information for the Three Months Ended June 30, 2003

Item 9.	Regulation FD Disclosure and

Item 12.	Disclosure of Results of Operations and Financial Condition.

Immediately after the filing of this Form 8-K, Mattel anticipates posting on its corporate website www.mattel.com, under the “Investors & Media - Financial Information - Financial History” section, revised Pro Forma Quarterly Trends and Reconciliation of GAAP to Pro Forma schedules, reflecting the addition to such schedules of segment information for the three months ended June 30, 2003, a copy of which is furnished herewith. This exhibit is incorporated herein by reference.

In Exhibit 99.0, Mattel includes the following non-GAAP financial measures, which its uses to analyze its continuing operations and to monitor, assess and identify meaningful trends in its operating and financial performance:

•	Gross sales

•	Operating income before charges

Gross sales represent sales to customers, excluding the impact of sales adjustments such as trade discounts and other allowances. Management believes that changes in gross sales highlight significant trends in Mattel’s business. Changes in gross sales are discussed because most sales adjustments are not allocated to individual brands, making net sales less meaningful. A reconciliation of gross sales to the most directly comparable GAAP financial measure, net sales, is provided in Exhibit 99.0 furnished in this Form 8-K.

Operating income before charges includes adjustments to GAAP operating income to remove the impact of charges (described in Mattel’s quarterly press releases) that are part of a three-year financial realignment plan that will be completed in 2003. Management believes this non-GAAP financial measure assists management and investors in evaluating, and comparing from period-to-period, Mattel’s results from ongoing operations in a more meaningful and consistent manner while also highlighting significant trends in the results of operations. A reconciliation of operating income before charges to the most directly comparable GAAP financial measure, operating income, is provided in Exhibit 99.0 furnished in this Form 8-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC. Registrant

By:	/s/ ROBERT NORMILE
Robert Normile Senior Vice President, General Counsel and Secretary

Date: August 18, 2003

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